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                                                                  Exhibit 10(jj)

                            SECOND AMENDMENT TO THE
                          INFORMATION RESOURCES, INC.
              AMENDED AND RESTATED 401(K) RETIREMENT SAVINGS PLAN


         The Information Resources, Inc. Amended and Restated 401(k) Retirement Savings Plan (attached hereto as Exhibit A and incorporated herein by reference) is hereby amended, effective March 1, 1997, as follows:

         1. The words "or (c)" shall be inserted after the words "subsection (b)" in sentence two of Section 3.1(a).

         2.      The following subsection (c) shall be added to Section 3.1:

                 "(c) Beginning March 1, 1997, a Full-Time Employee of the Company who has attained age twenty-one (21) and has completed thirty
         (30) days of Participation Service shall become a Participant on the first day of the month coincident with or following the later of (1) the date on which the Full-Time Employee attained age twenty-one and
         (2) the date on which the Full-Time Employee was hired by the Company, provided that the Employee remains in the employ of the Company as a Full-Time Employee on such first day of such month. For purposes of this Section 3.1, a Full-Time Employee is an Employee that is treated by the Company as working for the Company at least 40 hours per week."

         3.      The following sentence shall be added as the fourth sentence of
         Section 4.2:

                 "Effective March 1, 1997, the reduction in Compensation per payroll period cannot exceed fifteen percent (15%)."

         4. The second sentence of Section 4.2(f) shall be amended to read as follows:

                 "In the event the Plan shall fail in the Committee's reasonable judgment to meet the nondiscrimination tests for 401(k) Contributions of Section 401(k) of the Code for any Plan Year, the Committee may, during the 2 1/2 month period following the close of the Plan Year, return all or any portion of such salary reduction amounts (including income allocable thereto for the Plan Year) to the Highly Compensated Employees, in accordance with the nondiscrimination test and corrective provisions of Section 401(k) and the regulations promulgated thereunder, as amended from time to time, including but not limited to Treasury Regulations Sections 1.401(k)-1(g)(1)(ii), 1.401.(k)-1(f)(2), 1.401(k)-1(f)(5)(i) and 1.401(k)-1(f)(5)(ii); provided, however, that any such excess contributions shall be distributed first from 401(k) Contributions in excess of 6% of the Participant's Compensation."
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         5.      The fourth sentence of Section 4.4 shall be amended to read as follows:

                 "Such contribution shall be made to Participant's Matching Contribution Account and shall be allocated as a percentage of the total amount of the Participant defers for such period from the prior Valuation Date to the current Valuation Date that does not exceed 6% of the Participant's Compensation for the same such period; provided, however, that the Matching Contribution allocated to any Participant that reduces his or her Compensation in accordance with Section 4.2 in the maximum amount permitted by law during any Plan Year shall be determined in accordance with 6% of the Participant's Compensation for such Plan Year regardless of the percentage of Compensation deferred by such Participant under Section 4.2."

         6. The vesting schedule contained in Section 7.2(c) shall be amended to read as follows:

                    "Years of
                 Vesting Service                 Vesting Percentage
                 ---------------                 ------------------

                 Less than 3                              0%
                 3 but less than 4                       50%
                 4 but less than 5                       75%
                 5 or more                              100%

         ; provided, however, that a Participant who has 2 but less than 3 years of Vesting Service on March 1, 1997 shall retain a 10% vesting percentage in his or her Matching Contribution Account until such time as Participant has 3 years of Vesting Service, at which time such Participant's Vesting Service shall be determined in accordance with the vesting schedule contained in this Section 7.2(c), as amended."

         7. The first sentence of Section 9.1(a) shall be amended to read as follows:

                 "The Company may establish separate investment funds (including a Company stock fund) in which the assets of the Trust will be held."

         IN WITNESS WHEREOF, Information Resources, Inc. has caused this Amendment to executed by its officer hereto duly authorized this ____ Day of February, 1997.


                                       INFORMATION RESOURCES, INC.
                                       A Delaware corporation



                                       By:  ______________________

                                       Its: ______________________




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